UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Sentinel Holdings, Ltd

(Exact name of registrant as specified in its charter)

Nevada	95-436944
(State of incorporation or organization)	(IRS Employer Identification No.)

1793 Lafayette St, #200 Santa Clara, CA	95050
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Shares	Not Applicable – Over the Counter

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box.

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. X

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement file number to which this form relates: 333- 282424

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered are the common shares (“Common Shares”) of Sentinel Holdings Ltd. (the “Registrant”). The description of the Registrant’s Common Shares under the section captioned “Description of Capital Stock” in the prospectus, and under the sections captioned, “Plan of Distribution”, “Anti-Takeover Effects of Nevada Law and Our articles of Incorporation and Bylaws”, each included in the Registrant’s registration statement on Form S-1 (File No. 333-282424) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on 9/30/2024, as subsequently amended by any amendments to such Registration Statement, and declared effective on 5/14/25, is incorporated herein by reference. Any form of prospectus subsequently filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

The Exhibits filed with Registrant’s registration statement on Form S-1 (File No. 333-282424) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on 9/30/2024, as subsequently amended by amendments to such Registration Statement, and declared effective on 5/14/25, are incorporated herein by reference.

Note: Registrant has been required to file and has filed all Reports and all exhibits required to be filed pursuant to Section 15d of the 34 Act through December 31, 2025 (excluding its current Form 10K for 12/31/2025, which will be timely filed shortly).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 6, 2026

SENTINEL HOLDINGS, LTD

By:	/s/ Kyle Madej
Kyle Madej, Chief Executive Officer, Chief Financial Officer